Exhibit (10)(ii)
USTrust Bank                                                             USTrust
30 Court Street
Boston, Massachusetts 02108
(617) 726-7000




                            LINE OF CREDIT AGREEMENT
                        FOR THE ACQUISITION OF EQUIPMENT



                                                       November 13, 1998


Thermodynetics, Inc.
651 Day Hill Road
Windsor, Connecticut 05095
Attn:    Robert I. Lieberman, Treasurer

Gentlemen:

     We (hereinafter "Bank") are pleased to advise you (hereinafter referred to as the "Borrower") that Bank has established a line of credit of up to Three Hundred Thousand ($300,000.00) Dollars (hereinafter the "Credit Limit") for Borrower to be used exclusively for the purchase of new or used equipment; subject to Bank's periodic review. This line of credit will be subject to the following terms and conditions:

     1. Any advances, extensions of credit, or loan of funds pursuant to this line of credit (hereinafter collectively and separately referred to as the "Loan") will be made only if in the opinion of Bank there has been no material adverse change of circumstances and if there exists no Event(s) of Default (as hereinafter defined). No advances, extensions of credit or loan of funds will be made on or after July 31, 1999. Any sums repaid hereunder shall not be readvanced.

     2. Borrower may draw upon this line of credit from time to time by presenting to Bank for each Loan: (i) an invoice from the vendor of such equipment in a form reasonably acceptable to Bank, which includes, without limitation, the purchase price of such equipment, including all accessions thereto, net of all discounts, rebates, and other dealer or manufacturer incentives; (ii) a certificate of origin, bill of sale, or other documentation satisfactory to Bank indicating whether the equipment being purchased is new or used equipment (hereinafter referred to as the "Equipment Documentation"); and
(iii) an Equipment Documentation Certification in the form of Exhibit A annexed hereto. Draws under this Line of Credit Agreement must be equal to or exceed the sum of Fifty Thousand ($50,000.00) Dollars.

     3. Interest will be charged to Borrower at a rate which is the daily equivalent to the Base Lending Rate in effect from time to time, plus one (1%) percent per annum, or such other rate as Bank and Borrower may from time to time agree to, upon any balance owing to Bank at the close of each day. The rate of interest payable by Borrower shall be changed effective as of that date in which a change in the Base Lending Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Such interest shall be payable monthly in arrears on the first
(1st) day of each month, commencing on the first of such dates next succeeding the date hereof. Upon the occurrence of an Event of Default hereunder, interest on unpaid balances shall thereafter be payable at a fluctuating interest rate per annum equal to three (3%) percent greater than the rate of interest specified herein.

     The term "Base Lending Rate" as used herein shall mean the rate of interest announced by Bank from time to time, at its head office, as its Base Lending Rate, it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged by Bank.

     4. The aggregate principal amount of any Loan made hereunder shall be payable in forty-eight (48) successive equal monthly installments over a term that begins on the first day of the first month which is more than six (6) months from the date of such Loan with the proviso that all Loans shall become due and payable upon the termination of an Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, as amended, between Bank and Turbotec Products, Inc. (the "Loan Agreement").

     5. The Loan may, but need not, be evidenced by notes in a form reasonably satisfactory to Bank, but in the absence of notes, shall be conclusively evidenced by Bank's records of disbursements. The Loan, together with interest thereon, is secured by all collateral at any time granted to Bank by Borrower, or any guarantor of Borrower to secure any obligations of Borrower to Bank, and includes, without limitation, that certain Security Agreement, Inventory, Accounts, Equipment and Other Property dated September 4, 1992, executed by Borrower in favor of Bank (the "Security Agreement").

     6. The aggregate principal amount of any Loan made against any Equipment Documentation shall not exceed the lesser of (i) the Credit Limit, less any previous Loan, or (ii) eighty (80%) percent of the net purchase price (exclusive of any soft costs, transportation or installation charges) of the equipment referred to therein.

     7. Borrower will pay or reimburse Bank for all reasonable expenses, including reasonable attorneys' fees, which Bank may in any way incur in connection with this agreement or any other agreement between Borrower and Bank or with any Loan or which result from any claim or action by any third person against Bank which would not have been asserted were it not for Bank's relationship with Borrower hereunder or otherwise.

     8. Upon the occurrence of any one or more of the following events (hereinafter "Events of Default"), any and all obligations of Borrower to Bank shall become immediately due and payable, at the option of Bank and without notice or demand:

          (a) The failure by Borrower to pay when due any principal, interest or other amounts due under this Line of Credit Agreement.

          (b) The termination of the Loan Agreement or the occurrence of an Event of Default as described in the Loan Agreement or in the Security Agreement.

          (c) The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between Bank and Borrower and instruments and papers given Bank by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     9. Borrower agrees that notwithstanding anything contained herein, the Loan Agreement or otherwise, if Turbotec Products, Inc. shall pay off all amounts due under the Loan Agreement and shall release Bank from its obligation, if any, to make advances under the Loan Agreement or any successor agreement, Bank shall have the right to terminate this line of credit and demand the immediate payment of the balance due under this Line of Credit Agreement and any secured term note issued pursuant to this Line of Credit Agreement.

     10. The execution, delivery and performance of this Line of Credit Agreement, any note or any other instrument or document at any time required in respect hereof or of the Loan are within the corporate powers of Borrower, and not, to the best of Borrower's knowledge, in contravention of law, the Articles of Organization or By-Laws of Borrower or any amendment thereof, or of any indenture, agreement or undertaking to which Borrower is a party or may otherwise be bound, and each such instrument and document represents a valid and binding obligation of Borrower and is fully enforceable according to its terms. Borrower will, concurrently with the execution of this Line of Credit Agreement, furnish Bank with the opinion of counsel for Borrower with respect to any or all of the foregoing or other matters, such opinion to be in substance and form reasonably satisfactory to Bank.

     11. This Line of Credit Agreement is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.

     12. This Line of Credit Agreement and the covenants and agreements herein contained shall continue in full force and effect and shall be applicable not only in respect of the Loan, but also to all other obligations, liabilities and undertakings of Borrower to Bank whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or acquired, until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be governed by and construed according to the laws of the Commonwealth of Massachusetts, shall be binding upon Borrower's successors and assigns and shall inure to the benefit of Bank's successors and assigns.

     13.  THE  BORROWER  AND  BANK  EACH  HEREBY   KNOWINGLY,   VOLUNTARILY  AND
INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LINE OF CREDIT AGREEMENT. The Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Borrower acknowledges that it has read the provisions of this Line of Credit Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Line of Credit Agreement and is waiving in this
Section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

     14. The Borrower and Bank agree that any action or proceeding to enforce or arising out of this Line of Credit Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

                                      Very truly yours,

                                      USTRUST


                                      By:____________________________________
                                       James H. Herzog, Jr., Vice President

UNDERSTOOD AND AGREED TO:

THERMODYNETICS, INC.


By:_______________________________
   Robert I. Lieberman, Treasurer

                                    EXHIBIT A

                      EQUIPMENT DOCUMENTATION CERTIFICATION


     The undersigned, the __________________ of Thermodynetics, Inc. (the "Borrower"), hereby certifies to USTrust that:

     1. The attached copy of the Equipment Documentation (as defined in Paragraph 2 of the Borrower's Line of Credit Agreement for the Acquisition of Equipment dated November _____, 1998), is a true, correct and complete copy of the Equipment Documentation;

     2. The net purchase price (exclusive of soft cost, transportation and installation charges) of the equipment referred to in the attached Equipment Documentation is in the amount of $________________;

     3.   The  soft  cost,   transportation  and  installation  charges  of  the
          equipment referred to in the attached Equipment Documentation is in the amount of $______________;

     4. The total purchase price of the equipment referred to in the attached Equipment Documentation (the net purchase price, plus the soft cost, transportation and installation charges) is in the amount of $___________; and

     5. The aggregate principal amount of the Loan requested in connection with the attached Equipment Documentation does not exceed the lesser of (i) the Credit Limit, less any previous Loan, or (ii) eighty (80%) percent of the net purchase price of the equipment set forth in Item 2 above.

     Capitalized terms not otherwise defined herein shall have the meanings assigned to them in Borrower's Line of Credit Agreement for the Acquisition of Equipment dated November ___, 1998.

     _________________________________________
                                    Name:
                                   Title:


Date:  ______________, 199__